Exhibit 2.5

EXECUTION COPY

CERTIFICATE OF MERGER

MERGING

ALPHABET ACQUISITION CORP.

WITH AND INTO

ABC RADIO HOLDINGS, INC.

Pursuant to Sections 228 and 251 of the General

Corporation Law of the State of Delaware

ABC Radio Holdings, Inc. (formerly known as ABC Chicago FM Radio, Inc.), a Delaware corporation, and Alphabet Acquisition Corp., a Delaware corporation, do hereby certify:

FIRST: The names and states of incorporation of the constituent corporations to this merger are as follows:

ABC Radio Holdings, Inc.	-	Delaware

Alphabet Acquisition Corp.	-	Delaware

SECOND: An Agreement and Plan of Merger, dated as of February 6, 2006, as amended on November 19, 2006, by and among the constituent corporations, The Walt Disney Company and Citadel Broadcasting Corporation (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Sections 228 and 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation in the merger herein certified is ABC Radio Holdings, Inc. (the “Surviving Corporation”), which Surviving Corporation will continue its existence under the name Alphabet Acquisition Corp. upon the effective date of said merger, as set forth in paragraph SEVENTH herein, pursuant to the provisions of the General Corporation Law of the State of Delaware.

FOURTH: The Certificate of Incorporation, as amended, of the Surviving Corporation shall be amended and restated to read in its entirety as set forth on Exhibit A attached hereto.

FIFTH: The executed Merger Agreement is on file at the office of the Surviving Corporation at the following address:

c/o Citadel Broadcasting Corporation

City Center West, Suite 400

7201 West Lake Mead Boulevard

Las Vegas, Nevada 89128

SIXTH: A copy of the agreement and plan of merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The merger between the aforesaid constituent corporations shall be effective upon the filing of this certificate.

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2

In WITNESS WHEREOF, this Certificate of Merger has been duly executed this 12th day of June 2007.

ABC RADIO HOLDINGS, INC.

By:	/s/ David K. Thompson
Name: David K. Thompson
Title: Vice President

ALPHABET ACQUISITION CORP.

By:	/s/ Farid Suleman
Name: Farid Suleman
Title: Chief Executive Officer

[Signature Page - Certificate of Merger]

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ABC RADIO HOLDINGS, INC.

* * * *

Adopted in accordance with the provisions

of §242 and §245 of the General Corporation Law

of the State of Delaware

* * * *

The undersigned, on behalf of ABC Radio Holdings, Inc. (formerly known as ABC Chicago FM Radio, Inc.), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on December 3, 1985 under the name of CC Acquisition II Corp.

SECOND: The Board of Directors of the Corporation duly adopted resolutions in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware authorizing the Corporation to amend, integrate and restate the Certificate of Incorporation in its entirety to read as set forth in Annex A attached hereto and made a part hereof (the “Amended and Restated Certificate”).

THIRD: The Amended and Restated Certificate was duly approved and adopted in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned on behalf of the Corporation for the purpose of amending and restating the Certificate of Incorporation, as amended, of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Amended and Restated Certificate this 12th day of June 2007.

ABC RADIO HOLDINGS, INC.

By:	/s/ Marsha L. Reed
Name: Marsha L. Reed
Title: Secretary

Annex A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALPHABET ACQUISITION CORP.

ARTICLE ONE

The name of the corporation is Alphabet Acquisition Corp. (hereinafter called the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the state of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR

The total number of shares which the Corporation shall have the authority to issue is One Thousand Shares (1,000), all of which shall be shares of Common Stock, with a par value of One Cent ($0.01) per share.

ARTICLE FIVE

The directors shall have the power to adopt, amend or repeal By-Laws, except as may be otherwise be provided in the By-Laws.

ARTICLE SIX

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE SEVEN

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE SEVEN shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE EIGHT

The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.